UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2011
QuinStreet, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34628 (Commission File Number)	77-0512121 (I.R.S. Employer Identification No.)
950 Tower Lane., Suite 600
Foster City, CA 94404
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 578-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
     Effective February 2, 2011, QuinStreet exercised the accordion feature of its credit facility and entered into New Lender Addenda (the “New Lender Addenda”) to the Amended and Restated Revolving Credit and Term Loan Agreement (the “Credit Agreement”), dated as of January 14, 2010, with U.S. Bank National Association and Bank of the West. The exercise of the accordion feature increased the revolving credit capacity from $140.0 million to $190.0 million, increasing the total capacity of the credit facility to $225.0 million. In addition, the allocations to the lenders participating in the credit facility were revised to include the new lenders, as set forth in the amended Schedule 1.2 to the Credit Agreement.
     The foregoing description is qualified by reference to the New Lender Addenda and the revised Schedule 1.2, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 27, 2011, the Company’s Board of Directors increased the size of the board by one seat, to a total of eight. On the same day, the Board elected Bronwyn Syiek, the Company’s President and Chief Operating Officer, to the vacant seat, effective immediately. She will serve as a Class II director with a term expiring on the date of the Company’s 2011 annual meeting of shareholders. Ms. Syiek was not named to any committee of the Board of Directors.
     Ms. Syiek was not elected to the Board of Directors pursuant to any arrangement or understanding with any other person.
     Ms. Syiek participates in the compensation arrangements for executive officers described in the Compensation Discussion and Analysis of the Registrant’s Definitive Proxy Statement that was filed with the Securities and Exchange Commission on September 13, 2010. Ms. Syiek has not otherwise entered into any material plan, contract, or arrangement, or amendment thereto, or received any grant or award under such plan, contract or arrangement, in connection with her selection as a director.
     Katrina Boydon serves as our Vice President of Content and Compliance and is the sister of Ms. Syiek. Ms. Boydon’s fiscal year 2011 base salary is $202,585 per year, and she has a fiscal year 2011 target bonus of $72,543. In fiscal year 2010, Ms. Boydon received a base salary of $192,937, a bonus payout of $67,170 and was granted options to purchase an aggregate of 45,000 shares of our common stock.
     Except as described above, there are no other transactions between the Company and Ms. Syiek that would require disclosure under Item 404(a) of Regulation S-K.
     For additional information, reference is made to the Company’s press release dated February 2, 2011, which is included as Exhibit 99.1 hereto and is incorporated herein by reference. The press release attached hereto is being furnished to the SEC and shall not be deemed to be “filed” for any purpose except as provided herein.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit
Number	Description

10.1	New Lender Addendum by U.S. Bank National Association, dated February 2, 2011, to the Amended and Restated Revolving Credit and Term Loan Agreement dated January 14, 2011

10.2	New Lender Addendum by Bank of the West, dated February 2, 2011, to the Amended and Restated Revolving Credit and Term Loan Agreement dated January 14, 2011

10.3	Revised Schedule 1.2, dated February 2, 2011, to the Amended and Restated Revolving Credit and Term Loan Agreement dated January 14, 2011

99.1	Press release dated February 2, 2011 entitled “QuinStreet Elects Bronwyn Syiek to Board of Directors”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QuinStreet, Inc.
Dated: February 2, 2011	By:	/s/ Daniel Caul
General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	New Lender Addendum by U.S. Bank National Association, dated February 2, 2011, to the Amended and Restated Revolving Credit and Term Loan Agreement dated January 14, 2011

10.2	New Lender Addendum by Bank of the West, dated February 2, 2011, to the Amended and Restated Revolving Credit and Term Loan Agreement dated January 14, 2011

10.3	Revised Schedule 1.2, dated February 2, 2011, to the Amended and Restated Revolving Credit and Term Loan Agreement dated January 14, 2011

99.1	Press release dated February 2, 2011 entitled “QuinStreet Elects Bronwyn Syiek to Board of Directors”